Exhibit 99.1

Minerva Surgical Reports First Quarter 2023 Financial Results

Santa Clara, Calif. – May 2, 2023 (GLOBE NEWSWIRE) – Minerva Surgical, Inc. (Nasdaq: UTRS) (Minerva Surgical or the Company), a women's health company focused on solutions to meet the distinct uterine healthcare needs of women, today reported first quarter financial results for the period ended March 31, 2023.

First Quarter and Recent Business Highlights:

•
Reported revenue of $12.5 million in the first quarter of 2023, compared with revenue of $10.9 million in the first quarter of 2022
•
Increased revenue for all product lines compared to the first quarter of 2022, with Symphion increasing 20% and Minerva ES increasing 18%
•
Appointed Todd Usen as Chief Executive Officer at the start of 2023 concurrent with the retirement of former CEO David Clapper
•
Closed on a $30.0 million private placement of common stock on February 9, 2023, led by Accelmed Partners II L.P. with participation by New Enterprise Associates

“As our new CEO, I spent the first quarter meeting with customers, partners, and our commercial team, and those conversations have truly underscored my belief that Minerva is uniquely positioned to serve the healthcare needs of women with our best-in-class surgical products,” said Todd Usen, Minerva Surgical’s Chief Executive Officer. “With a quarter of solid revenue performance and our strengthened balance sheet, I am confident in our future plans for sustainable growth while providing physicians with the tools to positively impact women everywhere.”

First Quarter 2023 Financial Results

Revenue was $12.5 million for the first quarter of 2023, compared to $10.9 million in the first quarter of 2022. The 15% increase in revenue compared to the first quarter of 2022, was the result of revenue increasing for all product lines, with a 20% increase in Symphion product revenue, an 18% increase in Minerva ES product revenue and a 5% increase in revenue for Genesys HTA.

Gross margin was 56.0% for the first quarter of 2023, increasing from 49.5% in the same period of 2022. Gross margin was positively impacted as fixed overhead costs were reduced and spread over a larger base of product revenue. Additionally, in the first quarter of 2023 there was a change in the estimated useful life of equipment under customer usage agreements. The useful life of this capital equipment was increased from three to five years, resulting in a decrease in amortization charges that are captured in the cost of goods sold.

Operating expenses were $17.3 million for the first quarter of 2023, compared to $15.7 million in the same period of 2022. The increase was mainly attributable to increased sales and marketing expenses due to the expansion of the sales force since the first quarter of 2022, as well as an increase in research and development related expenses.

Net loss in the first quarter of 2023 was $11.3 million, compared to a net loss of $10.9 million for the same period in 2022.

Adjusted EBITDA for the first quarter of 2023 was negative $6.5 million, compared to negative $6.3 million for the same period in 2022.

Financial Outlook for Fiscal Year 2023

The Company expects revenue for the full year of 2023 to be in the range of $51 to $55 million.

Webcast and Conference Call Information

Minerva Surgical will host a conference call to discuss the first quarter 2023 financial results after market close on Tuesday, May 2, 2023, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. To access the live call via telephone, please register in advance using the link here. Upon registering, each participant will receive an email confirmation with dial-in numbers and a unique personal PIN that can be used to join the call. The live webinar can be accessed at https://ir.minervasurgical.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

To provide investors with additional information regarding the Company’s financial results, it has provided EBITDA and adjusted EBITDA. The Company calculates EBITDA, a non-GAAP financial measure, as net income/(loss) excluding depreciation and amortization, interest income and expense and income tax expense. The Company calculates adjusted EBITDA, a non-GAAP financial measure by further excluding non-cash items for stock-based compensation expenses, loss on extinguishment of long-term debt and convertible notes, gain on extinguishment of PPP loan, change in fair value of redeemable convertible preferred stock warrant liability, change in fair value of contingent consideration liability and change in fair value of derivative liabilities. EBITDA margin represents EBITDA as a percentage of revenue. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue. EBITDA and Adjusted EBITDA should be viewed as measures of operating performance that are supplements to, and not substitutes for, operating income (loss), net income (loss) and other U.S. GAAP measures of income and loss.

The Company has included adjusted EBITDA in this earnings release because it is a key measure used by the Company’s management and board of directors to evaluate and compare the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain non-recurring variable charges. In addition, the Company believes that providing each of EBITDA and Adjusted EBITDA, together with a reconciliation of net loss to each such measure, helps investors make comparisons between Minerva Surgical and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.

Each of EBITDA and Adjusted EBITDA is used by the Company’s management team as an additional measure of Company performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of EBITDA and Adjusted EBITDA help the Company’s management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. Each of EBITDA and Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements may include information regarding trends and expectations for the Company’s products and technology, demand for the Company’s products, the Company’s expected financial performance, expenses, and position in the market and outlook for fiscal year 2023. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s 2022 Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the U.S. Securities and Exchange Commission (SEC) on March 22, 2023, and available at www.SEC.gov, and which will be updated in our Quarterly Report on Form 10-Q for the quarter ending March 31, 2023 which we expect to file with the SEC on May 3, 2023. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

About Minerva Surgical, Inc.

Minerva Surgical is a commercial-stage medical technology company focused on developing, manufacturing, and commercializing minimally invasive solutions to meet the distinct uterine healthcare needs of women. The Company has established a broad product line of commercially available, minimally invasive alternatives to hysterectomy, which are designed to address the most common causes of Abnormal Uterine Bleeding (AUB) in most uterine anatomies. The Minerva Surgical solutions can be used in a variety of medical treatment settings and aim to address the drawbacks associated with alternative treatment methods and to preserve the uterus by avoiding unnecessary hysterectomies.

Contact:
Media/Press: media@minervasurgical.com

Investors: investor.relations@minervasurgical.com

www.minervasurgical.com

www.AUBandMe.com

Minerva Surgical, Inc.

Condensed Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Quarter Ended March 31,
	2023	2022
Revenues	$12,533	$10,935
Cost of goods sold	5,518	5,522
Gross profit	7,015	5,413
Operating expenses
Sales and marketing	10,202	9,473
General and administrative	5,358	4,985
Research and development	1,765	1,255
Total operating expenses	17,325	15,713
Loss from operations	(10,310)	(10,300)
Interest income	38	9
Interest expense	(1,068)	(632)
Other expense, net	(3)	(2)
Net loss before income taxes	(11,343)	(10,925)
Income tax expense	—	—
Net loss	$(11,343)	$(10,925)
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.38)
Weighted-average common shares used in computing net loss per share, basic and diluted	95,573,894	28,480,745

Minerva Surgical, Inc.

Condensed Balance Sheets

(in thousands, except share and per share amounts)

(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$25,255	$6,942
Restricted cash, current	604	604
Accounts receivable, net	7,392	7,244
Inventory	17,195	16,850
Prepaid expenses and other current assets	3,665	4,479
Total current assets	54,111	36,119
Restricted cash, net of current portion	265	265
Intangible assets, net	24,733	26,778
Property and equipment, net	5,375	5,042
Operating lease right-of-use asset	109	270
Other non-current assets	575	426
Total assets	$85,168	$68,900
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,690	$2,804
Accrued compensation	3,142	3,701
Accrued liabilities	4,723	5,524
Operating lease liability	143	355
Current portion of long-term debt	5,139	1,894
Total current liabilities	16,837	14,278
Long-term debt	34,260	37,441
Total liabilities	51,097	51,719
Commitments and contingencies (Note 8)
Stockholders` equity:
Preferred stock, $0.001 par value, 15,000,000 and 5,000,000 shares authorized, and no shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.001 par value, 300,000,000 and 100,000,000 shares authorized, and 176,800,219 shares and 29,816,161 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	176	29
Additional paid-in capital	328,740	300,809
Accumulated other comprehensive income	11	11
Accumulated deficit	(294,856)	(283,668)
Total stockholders’ equity	34,071	17,181
Total liabilities and stockholders’ equity	$85,168	$68,900

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin: The following table presents reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

	Quarter Ended March 31,
(in thousands, except percentage figures)	2023	2022

Net loss	$(11,343)	$(10,925)
Depreciation and amortization	2,514	2,668
Interest expense, net	1,030	623
EBITDA	(7,799)	(7,634)
EBITDA margin	(62.2% )	(69.8% )
Adjustments:
Stock-based compensation expense	1,274	1,523
Change in fair value of contingent consideration liability	-	(151)
Adjusted EBITDA	$(6,525)	$(6,262)
Adjusted EBITDA margin	(52.1% )	(57.3% )